EXHIBIT 10.5
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                      REDUCTION IN SPACE AND RENT AGREEMENT


         THIS REDUCTION IN SPACE AND RENT AGREEMENT, (the "Agreement"), made and entered into as of this 1st day of November, 2001 by and between TECHNOLOGY PLACE, INC., a Florida corporation (the "Landlord"), and SOLITRON DEVICES, INC., a Delaware corporation (the "Tenant").

                             PRELIMINARY STATEMENTS
                             ----------------------
         WHEREAS, Landlord's predecessor, William C. Clark, as Trustee for the Resolution Trust Corporation ("RTC"), and Tenant entered into that certain commercial lease agreement (the "Lease") dated January 1, 1992, with respect to certain premises which are part of the Real Property (the "Original Premises"),all as more particularly set forth in said Lease and legally described as 3301 Electronics Way, West Palm Beach, Florida, a/k/a Lot 7, Technology Place, according to the Plat thereof, as recorded in Plat Book 51, Page 79, of Public Records of Palm Beach County, Florida;
         WHEREAS, Tenant, as Sublessor, and Solitron/Vector Microwave Products, Inc. (the "Subtenant"), as Sublessee, entered into a Sublease on March 1, 1993 (the "Sublease"), for the subletting of a portion of the Original Premises to Subtenant (the "Subleased Space").
         WHEREAS, RTC, Tenant and Subtenant entered into an Agreement Clarifying and Supplementing Lease and Sublease Terms and Recognition and Attornment Agreement on October 24, 1996;
         WHEREAS, on or about December 15, 1995, Landlord purchased the Original Premises from the RTC and succeeded to the interest of RTC under the Lease;
         WHEREAS, Tenant is hereby exercising its first five year option to renew the Lease effective January 1, 2002 in accordance with Section 32 of the Lease for the Original Premises, which renews the Lease until December 31, 2006;
         WHEREAS, Subtenant is vacating the Subleased Space and returning same to Tenant; and
         WHEREAS, Landlord and Tenant have agreed to reduce the square footage of the Original Premises and the rent under the terms and conditions set forth herein.
         NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

         1. Tenant's Original Premises shall be reduced to 46,963 sq.ft. according to the diagram and floor plan attached hereto as Exhibit "A" (the "Reduced Premises") conditioned upon the following terms and conditions:
              1(a). Tenant shall, at its sole cost and expense, obtain all permits and approvals and complete all construction to erect the Tenant separation walls and separate the utilities so that the vacated Space will be functioning completely separate from Tenant's Reduced Premises on or before March 31, 2002. Landlord shall fully and completely cooperate with Tenant by signing the necessary permits and applications to complete the construction.

              1(b). Immediately upon, and not until, the completion of the construction and all permits are executed by the City of West Palm Beach, showing all work on Premises is complete and acceptable, Tenant's Rent as set forth in the Agreement Clarifying and Supplementing Lease and Sublease Terms in paragraph #3, for the Reduced Premises shall be reduced to $29,650 per month. The four annual base stops referred to in the Agreement Clarifying and Supplementing Lease and Sublease Terms in paragraph #3 (c) shall be as follows:
Real Estate Taxes - $75,819; Insurances - $28,806; Water and Sewer - $53,045; and Trash - $9,548, with the pro rata share of the entire building being occupied by Tenant shall be 33.9% for calculating any increase over these amounts.
              1(c). Tenant shall deliver the Subleased Space vacated by Subtenant according to the Sublease, which provides in paragraph #9 - "Sublessee, at its sole cost and expense, will, at the termination of this Sublease, remove all alterations and additions made by Sublessee and repair all damage occasioned by such removal". In the event, however, Landlord and Subtenant agree in writing on the alterations and additions that Subtenant must remove, Tenant shall not be required to remove any alterations and additions made by the Subtenant.

         2. The Lease term shall be extended from five (5) years to ten (10) years, which shall expire December 31, 2011. There shall be no option to renew said Lease after that date.

         3. As of the date of this Agreement, Tenant consents to the fire door constructed on the end of the hallway by Landlord in March of 2001. On or before March 31, 2002, Landlord shall erect an emergency exit, as required by the Palm Beach County Fire Department, in the corporate offices of Tenant at the Reduced Premises.

         4. All undefined capitalized terms herein shall have the same meaning as defined in the Lease and, except as modified by this Agreement, the Agreement clarifying and Supplementing Lease and Sublease Terms, and the Recognition and Attornment Agreement, the Lease shall in all other respects remain unchanged.

         5. Each party has had the opportunity to have this document reviewed by outside counsel.

         6. This Agreement shall be binding upon and inure to the parties, their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LANDLORD
TECHNOLOGY PLACE, INC., a Florida corporation


BY:      _____________________________________
         David Rustine, President         Date


TENANT
SOLITRON DEVICES, INC., a Delaware corporation


BY:      _____________________________________
         Shevach Saraf, President         Date